AGREEMENT AND PLAN OF SHARE EXCHANGE

      This Agreement and Plan of Share Exchange, dated as of February 9, 2004 (this "Agreement"), is made and entered into by and among Emerging Concepts, Inc., a California corporation ("ECI"), and stockholders of ECI who are signatory hereto (each, a "Stockholder", collectively, the "Stockholders"), on the one hand, and Universal Guardian Holdings, Inc., a Delaware corporation ("UGHO, on the other hand.

      WHEREAS, the respective Boards of Directors of ECI and UGHO have adopted resolutions approving and adopting the proposed share exchange (the "Exchange") upon the terms and conditions hereinafter set forth in this Agreement;

      WHEREAS, the Stockholders hold an aggregate of 57,473 shares of ECI's common stock (the "ECI Shares"), which represent 100% of the issued and outstanding capital stock of ECI, and the Stockholders desire to participate in the Exchange;

      WHEREAS, each Stockholder holds the number of shares of ECI common stock set forth opposite such Stockholder's name on Schedule I attached hereto;

      WHEREAS, ECI will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

      WHEREAS, the Stockholders will enter into this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

      WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Exchange shall qualify as a tax free reorganization under the Code;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                  THE EXCHANGE

      1.1 The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Stockholders will sell, convey, assign, transfer and deliver to UGHO stock certificates representing the ECI Shares, and UGHO will issue to the Stockholders, in exchange for the ECI Shares, an aggregate of the number of shares of UGHO common stock equivalent to $20,000.00, minimum on the date of closing. The price per share will be the average closing price of UGHO common stock as reported by Bloomberg LP for the previous thirty trading days prior to the Closing Date. Each Stockholder will receiving the number of UGHO Shares proportionate to his ownership as set forth opposite such Stockholders name on Schedule I attached hereto. If the Closing price of the UGHO common stock falls below the Closing Price for the five consecutive trading days prior to (1) their declaration of effectiveness by the SEC of a registration statement registering the UGHO common shared issued pursuant to this agreement, (2) the date the California Department of Corporations, pursuant to a hearing under Section 25142 of the California Corporations Code, issues a favorable opinion as to the transaction, UGHO shall issue to the selling ECI shareholders, that number of shares of UGHO common Stock (the Additional Shares) necessary to bring the effective price per share equal to the Reset Price. The Reset Price is defined for the purposes of this agreement to be average closing price for such five preceding trading day period, provided, however, that the Reset Price shall in on event be less than $0.10/share.

      1.2 Closing. The closing of the Exchange (the "Closing") shall occur simultaneously with the execution and delivery of this Agreement. Such date is referred to herein as the "Closing Date."

                                    ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF ECI AND THE STOCKHOLDERS

      ECI and the Stockholders hereby represent and warrant, jointly and severally, to UGHO as follows:

      2.1 Organization. ECI is duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of California, and has the requisite power to carry on its business as now conducted.

      2.2 Capitalization. The authorized capital stock of ECI consists of 1,000,000 shares of common stock, no par value, of which only the ECI Shares are issued and outstanding. All of the issued and outstanding shares of capital stock of ECI are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which ECI is a party or which are binding upon ECI providing for the issuance or transfer by ECI of additional shares of its capital stock and ECI has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments which are binding upon ECI. There are no voting trusts or any other agreements or understandings with respect to the voting of ECI's capital stock.

      2.3 Certain Corporate Matters. ECI is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on ECI's condition (financial or otherwise), results of operations or business. ECI has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      2.4 Authority Relative to this Agreement. ECI has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by ECI and the consummation by ECI of the transactions contemplated hereby have been duly authorized by the Stockholders and the Board of Directors of ECI and no other actions on the part of ECI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ECI and constitutes a valid and binding agreement of ECI, enforceable against ECI in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

      2.5 Consents and Approvals; No Violations. Except for requirements of applicable law, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by ECI of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by ECI nor the consummation by ECI of the transactions contemplated hereby, nor compliance by ECI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the organizational documents of ECI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which ECI is a party or by which it or its properties or assets may be bound or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ECI, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to ECI taken as a whole.

      2.6 Financial Statements. The balance sheet of ECI as of December 31, 2003 and statement of operations and cash flows for the 12 months then ended (collectively, the "ECI Financial Statements") (a) were prepared in accordance with the books and records of ECI; (b) were prepared in accordance with United States generally accepted accounting principles; and (c) are accurate and fairly present its financial condition and the results of operations as of the relevant date thereof and for the entity and period covered thereby.

         2.7 Events Subsequent to Financial Statements. Since December 31, 2003, there has not been:

      (a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of ECI;
      (b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of ECI;
      (c) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of ECI or any redemption, purchase or other acquisition of any such shares;
      (d) Any subjection to any lien on any of the assets, tangible or intangible, of ECI;
      (e) Any incurrence of indebtedness or liability or assumption of obligations by ECI;
      (f)   Any waiver or release by ECI of any right of any material value;
      (g)   Any compensation or benefits paid to officers or directors of ECI;
      (h) Any change made or authorized in the Articles of Incorporation or Bylaws of ECI; or
      (i) Any loan to or other transaction with any officer, director or stockholder of ECI giving rise to any claim or right of ECI against any such person or of such person against ECI.
      (j) Any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of ECI.

      2.8 Undisclosed Liabilities. Except as otherwise disclosed in the ECI Financial Statements, ECI has no material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise, except as follows: ECI has a consulting agreement with Markland Technologies, dated July 7, 2003 to provide consulting to Markland until July 6, 2004. Oscar Hayes, selling shareholder, promises to UGHO that he, Oscar Hayes, will continue to provide such consulting services, required by the agreement. A copy of the Consulting Ageement with Markland Technologies will be attached to this agreement.

      2.9 Tax Matters.

      (a) ECI has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

      (b) ECI has paid, or adequately reserved against in the ECI Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

      (c) To the best knowledge of ECI, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of ECI's tax returns;

      (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from ECI; and

      For the purposes of this Section 2.9, a tax is due (and must therefore either be paid or adequately reserved against in the ECI Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

      2.10 Real Property. ECI does not own or lease any real property.

      2.11 Insurance. ECI has no insurance policies in effect, except for those already identified separately, Workman's Comp and Liability.

      2.12 Contracts. Except as set forth on Schedule 2.12, ECI has no contracts, leases, arrangements or commitments (whether oral or written). ECI is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property;
(e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

      2.13 Litigation. ECI is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against ECI. ECI is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of ECI, and ECI knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting ECI or to which ECI is a party.

      2.14 Employees. ECI does not have any employees, except Carl Bailey, Security officer. ECI does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees, except to Carl Bailey. ECI has no written or oral employment agreements with any officer or director of ECI. ECI is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by ECI to any stockholder, officer, director or employee of ECI, nor are there any loans or debts payable or owing by any of such persons to ECI or any guarantees by ECI of any loan or obligation of any nature to which any such person is a party

      2.15 Employee Benefit Plans. ECI has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by ECI.

      2.16 Legal Compliance. To the best knowledge of ECI, after due investigation, no claim has been filed against ECI alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. ECI holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

      2.17 No Subsidiaries. ECI does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.2.18 Broker's Fees. Neither ECI, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

      2.19 Books and Records. The books and records of ECI delivered to UGHO prior to the Closing fully and fairly reflect the transactions to which ECI is a party or by which it or its properties are bound.

      2.20 Title to Assets. ECI has good and marketable title to all of the assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the ECI Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the ECI Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

      2.21 Disclosure. The representations and warranties and statements of fact made by ECI in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

      Each ECI Stockholder hereby represents and warrants as to himself to UGHO as follows:

      3.1 Ownership of the ECI Shares. The Stockholder owns, beneficially and of record, good and marketable title to the ECI Shares set forth opposite his name on Schedule I, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. At the Closing, the Stockholder will convey to UGHO good and marketable title to such ECI Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

      3.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by the Stockholder, and no other actions on the part of the Stockholder are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

      3.3 Consents and Approvals; No Violations. Except for requirements of applicable laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby, nor compliance by the Stockholder with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or his property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder, except in the case of clauses (a) and (b) for violations, breaches or defaults which are not in the aggregate material to the Stockholder. 3.6 Restricted Securities. The Stockholder acknowledges that when issued the UGHO Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the UGHO Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the UGHO Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, the Stockholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. 3.7 Accredited Investor. The Stockholder is an "Accredited Investor" as that term is defined in rule 501 of Regulation D promulgated under the Securities Act. The Stockholder is able to bear the economic risk of acquiring the UGHO Shares pursuant to the terms of this Agreement, including a complete loss of the Stockholder's investment in the UGHO Shares. 3.7 Legend. The Stockholder acknowledges that the certificate(s) representing the UGHO Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                          UGHO AND THE UGHO STOCKHOLDER

      UGHO hereby represents and warrants to ECI and the Stockholders as follows:

      4.1 Organization. UGHO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted.

      4.2 Authority Relative to this Agreement. UGHO has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by UGHO and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of UGHO and no other actions on the part of UGHO are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by UGHO and constitutes a valid and binding obligation of UGHO, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                                    ARTICLE 5
                                 INDEMNIFICATION

5.1. The parties hereto agree, jointly and severally, to indemnify each other, commensurate with the proportionate ownership of their respective shares, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties made by the respective parties or their agents as such breach or inaccuracy may be found by a court of law. The indemnification provided for in this paragraph shall survive the Closing until the expiration of a period of one year or any applicable condition or law of limitation, whichever comes first.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

      6.1 Conditions to Obligations of ECI and the Stockholders. The obligations of ECI and the Stockholders under this Agreement shall be subject to each of the following conditions:

      (a) Closing Deliveries. At the Closing, UGHO shall have delivered or caused to be delivered to ECI and the Stockholders the following:

      (b) (i) resolutions duly adopted by the Board of Directors of UGHO authorizing and approving the Exchange and the execution, delivery and performance of this Agreement; (iv) a copy of transfer instructions addressed to UGHO's transfer agent, executed by a duly authorized officer of UGHO, regarding the issuance of the UGHO Shares to the Stockholders, in form and substance reasonably satisfactory to ECI and the Stockholders, to be delivered to UGHO's transfer agent at the Closing; (v) such other documents as ECI may reasonably request in connection with the transactions contemplated hereby.

      (b) Representations and Warranties to be True. The representations and warranties of UGHO herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. UGHO shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

      6.2 Conditions to Obligations of UGHO. The obligations of UGHO under this Agreement shall be subject to each of the following conditions:

            (a) Closing Deliveries. On the Closing Date, ECI and/or the Stockholders shall have delivered to UGHO the following:

                  (i) certificates representing the ECI Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers; and

                  (ii) such other documents as UGHO may reasonably request in connection with the transactions contemplated hereby.

            (b) Representations and Warranties to be True. The representations and warranties of ECI and the Stockholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. ECI and the ECI Stockholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

      7.1 Piggy-Back Registration Rights. If the Company at any time proposes for any reason to register its restricted common stock under the Securities Act of 1933, as amended (the "Act") (other than on Form S-4 or Form S-8 promulgated under the Act or any successor forms thereto), it shall include in such registration all of the UGHO Shares.

                                    ARTICLE 8
                               GENERAL PROVISIONS

      8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

      8.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

      8.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      8.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

      8.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

      8.6 Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Los Angeles, California and each party hereby waives any right to object to the convenience of such venue.

      8.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

      8.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

      8.9 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

      8.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

      8.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

      IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Share Exchange as of the date first written above.


EMERGING CONCEPTS, INC.

_____/S/____________________________________________
By: Oscar E. Hayes, Chairman and President, 1928 Freedom Lane,
Falls Church, VA 222043-1843


ECI STOCKHOLDERS:

________/S/____________________
OSCAR E. HAYES
Address: 1928 Freedom Lane, Falls Church, VA 22043



/S/ Delmar R. Kintner
------------------------------------
DELMAR R. KINTNER
Address: 3153 Skyline Drive, Oceanside, CA 92056


/S/ Carlos R. Garza
------------------------------------
CARLOS R. GARZA
Address: 16608 Malaga Hills Drive, Round Rock, TX 78681-5533

      IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Share Exchange as of the date first written above.


UNIVERSAL GUARDIAN HOLDINGS, INC.


By: /S/ Michael J. Skellern
   --------------------------------
Name:  Michael J. Skellern
Title: President

                                   SCHEDULE I

                                  Stockholders

Name          #ECI Shares Held          #UGHO Shares Issuable in Exchange
--------------------------------------------------------------------------------
Oscar E. Hayes    48,357

Delmar R. Kintner 6,466

Carlos R. Garza   2,650